SECOND AMENDED AND RESTATED
                                  AGREEMENT OF
                              LIMITED PARTNERSHIP
                                       OF
                            NEW ROC ASSOCIATES, L.P.









                         A NEW YORK LIMITED PARTNERSHIP



















THE INTERESTS OF THE LIMITED PARTNERS, ISSUED UNDER THIS AGREEMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO RESALE OF AN OWNERSHIP INTEREST BY A LIMITED PARTNER IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND APPLICABLE FEDERAL AND STATE SECURITIES LAW.

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I    FORMATION, NAME AND ADDRESS.......................................2
              1.1   Formation..................................................2
              1.2   Name.......................................................2
              1.3   Principal place of Business................................2
              1.4   Registered Office and Registered Agent.....................2
              1.5   Term.......................................................2

ARTICLE II   PURPOSE OF THE PARTNERSHIP........................................2
              2.1   Purpose....................................................2
              2.2   Single Purpose Entity Provisions...........................2

ARTICLE III  PARTNERS AND PARTNERSHIP INTEREST.................................3
              3.1   General Partner............................................3
              3.2   Limited Partner Interests..................................3

ARTICLE IV   CAPITAL...........................................................3
              4.1   General Partner............................................3
              4.2   Limited Partners...........................................3
              4.3   Capital Accounts...........................................3
              4.4   Withdrawal of Capital......................................4
              4.5   Additional Capital Contributions...........................4

ARTICLE V    DISTRIBUTION TO PARTNERS PRIOR TO LIQUIDATION.....................4
              5.1   Distribution of Net Cash Flow..............................4
              5.2   Distribution of Sale and Refinancing and Capital
                    Transaction Proceeds.......................................5

ARTICLE VI   INCOME AND LOSSES.................................................6
              6.1   Allocation of Net Income...................................6
              6.2   Allocation of Gain Attributable to Sale....................7
              6.3   Allocation of Net Losses...................................7
              6.4   Allocation of Losses Attributable to Capital
                    Transactions or Sale...................................... 8
              6.5   Allocation of Gain from a Capital Transaction..............8
              6.6   Special Allocations........................................9
              6.7   Curative Allocatins.......................................10
              6.8   [Reserved]................................................10
              6.9   Other Allocation Rules....................................11
              6.10  Tax Allocations: Code Section 704(c)......................11
              6.11  Loan Assumption Costs.....................................12

ARTICLE VII  AUTHORITY AND DUTIES OF THE GENERAL PARTNER .................... 12
              7.1   Management Powers.........................................12
              7.2   Action to Be Taken in Connection with Organization ...... 13
              7.3   Devotion of Time..........................................13
              7.4   Indemnifications..........................................13

              7.5   Liability of the General Partner to Limited Partners......13
              7.6   Representations, Warranties and Agreements of the
                    General Partner.......................................... 14
              7.7   Loans By General Partner..................................15

ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS ......................15
              8.1   Management of Business....................................15
              8.2   Limitation  on  Liability  of  Limited   Partners.........15
              8.3   Other Activities..........................................15
              8.4   Power of Attorney to General Partner......................15
              8.5   Certain Restricted Rights of Class A Limited Partners.....16

ARTICLE IX   TRANSFERS  OF  LIMITED  PARTNERSHIP  INTERESTS...................16
              9.1   Transfer  of  Limited  Partners' Interest.................17
              9.2   Death,  Bankruptcy,  or  Incompetency of a Limited
                    Partner...................................................17
              9.3   Substitute Limited Partner................................17
              9.4   Amendment for Transfer....................................18
              9.5   Exchange Rights...........................................18
              9.6   Buy-Sell Agreement........................................20
              9.7   Tag-Along Rights..........................................21
              9.8   Right of First Refusal....................................21
              9.9   Investment Representation and Warranties of the
                    Limited Partners..........................................22

ARTICLE X    TRANSFERS OF GENERAL PARTNERSHIP INTEREST .......................23
             10.1   Transfers of General Partnership Interest.................23
             10.2   Death Liquidation, Dissolution, Withdrawal,
                    Adjudication of Incompetency, Bankruptcy or Removal
                    of a General Partner..................................... 24
             10.3   Transferor of General Partnership Interests to
                    Bear Costs and Expenses...................................24
             10.4   Removal of a General Partner..............................24

ARTICLE XI   DISSOLUTION   AND  LIQUIDATION...................................25
             11.1   Events  Causing Dissolution...............................25
             11.2   Winding  Up  and Dissolution..............................25
             11.3   Distribution..............................................26
             11.4   Limitation of Liability of Partners.......................27

ARTICLE XII  BOOKS AND RECORDS ACCOUNTING, TAX ELECTIONS AND RELATED MATTERS..27
             12.1   Books and Records.........................................27
             12.2   Bank Accounts.............................................27
             12.3   Accountants' Determination................................27
             12.4   Reports to Limited Partners...............................27
             12.5   Allocation Upon Transfer of Partnership Interest..........28
             12.6   Basis Adjustment..........................................28
             12.7   Tax Considerations........................................28

ARTICLE XIII MEETINGS, VOTING AND AMENDMENTS..................................28
             13.1   Meetings..................................................29

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             13.2   Voting....................................................29
             13.3   Amendments................................................29

ARTICLE XIV  GENERAL PROVISIONS...............................................30
             14.1   Notices...................................................30
             14.2   Waiver of Partition.......................................30
             14.3   Gender....................................................30
             14.4   Severability..............................................30
             14.5   Litigation................................................30
             14.6   Right to Rely Upon the Authority of the General Partner...30
             14.7   Right to Rely Upon Authority of Person Signing Agreement..31
             14.8   Entire Agreement..........................................31
             14.9   Interpretation............................................31
             14.10  Binding Effect............................................31
             14.11  Execution in Counterparts.................................31
             14.12  Titles and Headings.......................................31

ARTICLE XV   CERTAIN DEFINED TERMS............................................32
             15.1   Defined Terms.............................................32



SCHEDULE A....................................................................40

SCHEDULE B....................................................................41

SCHEDULE C....................................................................42

                SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
                     PARTNERSHIP OF NEW ROC ASSOCIATES, L.P.

     SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (hereinafter sometimes referred to as the "Agreement"), dated as of the day of October ,
                                                                            ---
2003 (the "Effective Date"), by and among LC New Roc LP, a New York limited liability company (referred to as the "Class B Limited Partner") and EPT New Roc, LLC, a Delaware limited liability company (referred to as the "General Partner" and/or the "Class A Limited Partner" and together with the Class B Limited Partner referred to as "Limited Partners"). The General Partner and Limited Partners shall be collectively referred to as Partners and individually as a "Partner."

                                    RECITALS

     WHEREAS, on December 12, 1994, a Certificate of Limited Partnership was filed with the Secretary of State of New York for New Roc Partners, L.P., which Certificate of Limited Partnership was amended on March 11, 1996, to change the name thereof to New Roc Associates, L.P. (the "Partnership"), and

     WHEREAS, effective June 20, 1995, DKH New Roc, Inc., a New Jersey corporation (the "Original General Partner"), DKH New Roc Associates, L.P., a New Jersey limited Partnership ("DKH L.P."), and certain additional parties (the "Original Class A Limited Partners") entered into an Amended and Restated Agreement "of Limited Partnership (as amended, the "Original Agreement"); and

     WHEREAS,  as of                  ,  200 ,  the  Original  Class  A  Limited
                     -----------------      -
Partners transferred all of their Partnership interests to LRC Industries, Inc., a New York corporation ("LRCM); and

     WHEREAS, as of April 10, 2002, the Original General Partner withdrew from the Partnership and was replaced by LC New Roc, Inc., a New York corporation ("Second General Partner"); and

     WHEREAS, on             ,  2003, DKH L.P. and LRCI transferred all of their
                 ------------
interest in the Partnership to the Class B Limited Partner; and

     WHEREAS, on August     , 2003, the Partnership, the Second General Partner,
                        ---
the Class B Limited Partner and the Class A Limited Partner entered into a Partnership Interest Purchase Agreement (the "Purchase Agreement") whereby the Class A Limited Partner would purchase the General Partner Interest from the
Second General Partner and the Class A Limited Partnership Interest from the Class B Limited Partner.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree to amend and restate in its entirety the Original Agreement as follows:



                                    ARTICLE I
                           FORMATION, NAME AND ADDRESS

     1.1 FORMATION. The parties hereto agree to form the Partnership under the provisions of the New York Revised Limited Partnership Act (the "Partnership Act") and this Agreement.

     1.2 NAME. The name of the Partnership shall be "New Roc Associates, L.P."

     1.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business and the principal office of the Partnership shall be located at 115 Stevens Avenue, Valhalla, New York. The General Partner may at any time change the location of such principal office to another location within or without New York and shall give notice of such change to the Limited Partners and shall file any certificate necessary to effectuate such change. The Partnership may have such other additional offices as hereafter determined by the General Partner.

     1.4 REGISTERED  OFFICE AND REGISTERED  AGENT. The registered  office of the
Partnership shall be                                      . The registered agent
                     -------------------------------------
at such address shall be The General Partner may at any time change the location of the registered office and/or the identity of the registered agent and shall give notice of such change to the Limited Partners and shall file any certificate necessary to effectuate such change.

     1.5 TERM. The Partnership shall continue until December 31, 2040, unless sooner dissolved in accordance with the provisions of this Agreement.


                                   ARTICLE II
                           PURPOSE OF THE PARTNERSHIP

     2.1 PURPOSE. The sole and exclusive purpose of the Partnership is to operate a shopping center located in New Rochelle, New York, as more particularly described on Schedule B attached hereto and incorporated herein, (hereinafter sometimes referred to as the "Property"), and to conduct such other activities related thereto as is desirable.

     2.2 SINGLE PURPOSE ENTITY PROVISIONS. As a condition of GACC making the loan contemplated by the GACC Loan Agreement to the Partnership, GACC has required that the Partnership be a special purpose entity. In order to accomplish and effect the foregoing, the General Partner and the Limited Partners hereby agree to be bound by the terms and conditions set forth in Schedule C annexed hereto and made a part hereof for the period during which the loan by GACC pursuant to the GACC Loan Agreement remains outstanding and thereafter for so long as any other lender to the Partnership may require. To the extent any provision of Schedule C conflicts with the other provisions of this Agreement, the provisions of Schedule C shall prevail.


                                   ARTICLE III
                       PARTNERS AND PARTNERSHIP INTEREST

     3.1 GENERAL PARTNER. In accordance with the terms of the Purchase Agreement, all of the Second General Partner's right, title and interest in the General Partner Interest shall be, and hereby is, transferred, assigned and sold to the General Partner. As a result, upon execution of this Agreement, the General Partner will own all of the General Partner Interest, having the Initial Capital Account balance therefor set forth in Schedule A.

     3.2 LIMITED PARTNER INTERESTS. The Partnership Interests held by the Class B Limited Partner are hereby converted into a Class A Limited Partnership Interest and a Class B Limited Partnership Interest, having the Initial Capital Accounts set forth on Schedule A attached hereto and incorporated herein. In accordance with the terms and conditions of the Purchase Agreement, all of the Class B Limited Partner's right, title and interest in the Class A Limited Partnership Interest shall be, and hereby is, transferred, assigned and sold to the Class A Limited Partner as of the Effective Date. As a result, upon execution of this Agreement, the Class A Limited Partner will own all of the Class A Limited Partnership Interest, having the Initial Capital Account balance therefor set forth in Schedule A, and the Class B Limited Partner will own all of the Class B Limited Partnership Interest, having the Initial Capital Account balance therefor set forth in Schedule A.

                                   ARTICLE IV
                                    CAPITAL

     4.1 GENERAL PARTNER. The Original General Partner has made a Capital Contribution to the Partnership in an amount equal to one (1%) percent of the total Capital Contributions to the Partnership. Whenever the Capital Contributions to the Partnership shall increase, the General Partner shall increase its Capital Contribution to make its total Capital Contributions equal to one (1%) percent of the total Capital Contributions to the Partnership.

     4.2 LIMITED PARTNERS. The Limited Partner shall not make additional capital contributions except as required under Section 4.5 or Section 8.2.

     4.3 CAPITAL ACCOUNTS. An individual Capital Account shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). The original Capital Account established for a Substituted Partner (as hereinafter defined) as adjusted pursuant to the terms hereof shall be in the same amount as, and shall replace, the Capital Account of the Partner w111ch such Substituted Partner succeeds (the "LN)R1G1R1A1 Partner"), arid, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid, of the Original Partner. For purposes of this Section 4.3, the term "Substituted Partner" shall mean a Person who shall become entitled to receive a share of the profits, losses and distributions of the Partnership by reason of such Person succeeding to an interest in the Partnership by assignment of all or any part of a Partner's interest in the Partnership, whether or not such Person is admitted as a Partner. To the extent a Substituted Partner receives less than 100% of the interest of an Original Partner in the Partnership, the initial Capital Account of such Substituted Partner and his Capital Contribution shall be in proportion to the interest he receives. The Capital Account of the Original Partner and his Capital Contribution shall continue, and not be replaced, in proportion to the interest he retains.

     4.4 WITHDRAWAL OF CAPITAL. A Partner shall not have the right to withdraw from the Partnership all or any part of his Capital Contribution except as specifically provided in this Agreement. No Partner shall have any right to demand and receive property of the Partnership in return for his Capital Contribution except as may be specifically provided in this Agreement.

     4.5 Additional Capital Contributions.

          (a) The General Partner is authorized from time to time to cause the Partnership to raise additional capital from the Limited Partners or from Persons who are not Partners on such terms and conditions as may be agreed by the General Partner and the contributing Partner(s). Unless a Partner agrees otherwise, it shall have no obligation to make additional capital contributions to the Partnership.

          (b) If an additional  capital  contribution  shall be made pursuant to
     Section 4.5(a), the Capital Accounts shall be adjusted accordingly to reflect the impact of such additional capital contributions in accordance with the terms and conditions established by the General Partner and the contributing Partner(s). contribution.

          (c) No Partner shall have any obligation to make any additional capital


                                    ARTICLE V
                  DISTRIBUTION TO PARTNERS PRIOR TO LIQUIDATION

     5.1 DISTRIBUTION OF NET CASH FLOW. The Net Cash Flow of the Partnership shall be distributed to the Partners at such time or times as the General Partner may determine; provided, however, that distributions of Net Cash Flow, to the extent available, shall be made at least quarterly. Such Net Cash Flow during each calendar year of the Partnership shall be distributed as follows:

          (a) First, distributions shall be made to the Class A Limited Partner, until such Partner has received distributions pursuant to this Section 5.1
     (a) in an amount equal to (i) its Undistributed Class A Preferred Return less (ii) an amount (the "Class A CAPEX Deduction") equal_ to the Residual Percentage Interest of the Class A Limited Partner times the amount of Capital Expenditures made by the Partnership during the period for which the distribution is being made;

          (b) Second, distributions shall be made to the Class B Limited Partner, until such Partner has received distributions pursuant to this
     Section 5.1 (b) in an amount equal to (i) its Undistributed Class B Preferred Return, less (ii) an amount (the "Class B CAPEX Deduction") equal to the Residual Percentage Interest of the Class B Limited Partner times the amount of Capital Expenditures made by the Partnership during the period for which the distribution is being made; and

          (c) Third, distributions shall be made to the Limited Partners, pari passu, in the following proportions:

               (i) the percentage equal to the Class A Limited Partner's Residual Percentage Interest to such Partner until such Partner has received distributions pursuant to this Section 5.1(c) in an amount equal to its Undistributed Class A CAPEX Deductions, provided, that at such time as the Class B Limited Partner has no Undistributed Class B CAPEX Deductions, the Class A Limited Partner shall receive 100% of the distributions pursuant to this Section 5.1(c) until such time as the Undistributed Class A CAPEX Deductions have been reduced to zero; and

               (ii) the percentage equal to the Class B Limited Partner's Residual Percentage Interest to such Partner until such Partner has received distributions pursuant to this Section 5.1(c) in an amount equal to its Undistributed Class B CAPEX Deductions, provided, that at such time as the Class A Limited Partner has no Undistributed Class A CAPEX Deductions, the Class B Limited Partner shall receive 100% of the distributions pursuant to this Section 5.1(c) until such time as the Undistributed Class B CAPEX Deductions have been reduced to zero; and

          (d) Fourth, any additional distributions shall be made to the Partners in the following proportions: (i) prior to the Refinancing Date, 1 % to the General Partner, 49% to the Class A Limited Partner and 50% to the Class B Limited Partner; (ii) after the Refinancing Date, and until the total amount of debt service payments (including, principal and interest) and all Current Year Distributions (defined below) of Net Cash Flow made after the Effective Date and during the fiscal year which includes the period for which the distribution is made equals $8,900,000, (the "Trigger Level"), 1% to the General Partner, 84% to the Class A Limited Partner and 15% to the Class B Limited Partner; and (iii) after the Refinancing Date, and after the Trigger Level has been reached for the applicable fiscal year, all further distributions of Net Cash Flow for such fiscal year shall be made 1% to the General Partner, 59% to the Class A Limited Partner and 40% to the Class B Limited Partner. "Current Year Distributions" shall mean distributions of Net Cash Flow pursuant to Sections 5.1(a), (b) and (c), but only to the extent that they apply to Class A Preferred Return and Class B Preferred Return amounts accrued for the applicable fiscal year and the recovery of Class A CAPEX Deduction and Class B CAPEX Deduction amounts deducted in the applicable fiscal year.

     5.2 DISTRIBUTION OF SALE AND REFINANCINIZ AND CAPITAL TRANSACTION PROCEEDS. Notwithstanding Section 5.1, Sale Proceeds and Refinancing and Capital Transaction Proceeds shall be distributed to the Partners as promptly after the occurrence of the event giving rise thereto as the General Partner deems reasonably prudent. The distribution of Sale Proceeds and Refinancing and Capital Transaction Proceeds shall be as follows:

          (a) First, retire all debt of the Partnership (including any partner loans) and set up any reserve which the General Partner deems necessary to provide for any contingent or unforeseen liabilities or obligations unforeseen of the Partnership; provided, however, that at the expiration of such period of time as the General Partner may deem advisable the balance of such reserve shall be distributed in the manner otherwise set forth herein in Section 5.2;

          (b) Second, distributions shall be made to the Class A Limited Partner, until such Partner has received distributions pursuant to this
     Section 5.2(b) in an amount equal to its Undistributed Class A Preferred Return;

          (c) Third, distributions shall be made to the Class B Limited Partner, until such Partner has received distributions pursuant to this Section 5.2(c) in an amount equal to its Undistributed Class B Preferred Return;

          (d) Fourth, distributions shall be made to the Class A Limited Partner, until such Partner has received distributions pursuant to this
     Section  5.2(d)  in an  amount  equal to such  Partner's  Invested  Class A
     Capital;

          (e) Fifth, distributions shall be made to the Class B Limited Partner, until such Partner has received distributions pursuant to this Section 5.2(e) in an amount equal to such Partner's Invested Class B Capital;

          (f) Sixth, the balance shall be distributed to the Partners in the following proportions: 1.0% to the General Partner, 70.4% to the Class A Limited Partner and 28.6% to the Class B Limited Partner.


                                   ARTICLE VI
                                INCOME AND LOSSES

     6.1 ALLOCATION OF NET INCOME. After giving effect to the special allocations set forth in Sections 6.6 and 6.7, the Net Income (other than items of income or gain attributable to Capital Transactions or a Sale) of the Partnership shall be allocated as follows:

          (a) First, to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the Undistributed Class A Preferred Return (the "First Class A Preference Amount");

          (b) Second, to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to equal the Undistributed Class B Preferred Return (the "First Class B Preference Amount");

          (c) Third,  after giving  effect to the  allocations  made pursuant to
     Section 6.1(a), to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the sum of
     (i) the First Class A Preference Amount plus (ii) the Invested Class A Capital (such sum being referred to as the "Total Class A Preference Amount");

          (d) Fourth,  after giving effect to the  allocations  made pursuant to
     Section 6.1(b), to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to at least equal the sum of (i) the First Class B Preference Amount plus (ii) the Invested Class B Capital (such sum being referred to as the "Total Class B Preference Amount"); 1280186v9 6

          (e) Fifth, after giving effect to the allocations made pursuant to Sections 6.1(a)-(d), among the Partners as necessary to cause the portion of each Partner's Capital Account balance exceeding such Partner's Total Preference Amount to be in proportion to the Partners' then respective Operating Percentage Interests; and

          (f) Sixth, any balance among the Partners in proportion to their then respective Operating Percentage Interests.

     6.2 ALLOCATION OF GAIN ATTRIBUTABLE TO SALE. After giving effect to the special allocations set forth in Sections 6.6 and 6.7, items of income or gain attributable to a Sale shall be allocated among the Partners as follows:

          (a) First, to the Members in proportion to, and to the extent of, any deficit balances in their respective Capital Accounts until all such Capital Accounts have been restored to zero;

          (b) Second,  after giving effect to the  allocations  made pursuant to
     Section 6.2(a), to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the First Class A Preference Amount;

          (c) Third,  after giving  effect to the  allocations  made pursuant to
     Section 6.2(a), to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to equal the First Class B Preference Amount;

          (d) Fourth, after giving effect to the allocations made pursuant to Sections 6.2(a) and 6.2(b), to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the Total Class A Preference Amount;

          (e) Fifth, after giving effect to the allocations made pursuant to Sections 6.2(a) and 6.2(c), to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to equal the Total Class B Preference Amount;

          (f) Sixth, after giving effect to the allocations made pursuant to Sections 6.2(a)-(e), among the Partners as necessary to cause the portion of each Partner's Capital Account balance exceeding such Partner's Total Preference Amount to be in proportion to the Partners' then respective Residual Percentage Interests; and

          (g) Seventh, any balance among the Partners in proportion to their respective Residual Percentage Interests.

     6.3 ALLOCATION OF NET LOSSES. After giving effect to the special allocations set forth in Sections 6.6 and 6.7, the Net losses (other than Losses attributable to Capital Transactions or a Sale) of the Partnership shall be allocated as follows:

          (a) First, to the Class B Limited Partner, as necessary, to cause such Partner's Capital Account balance, to equal the First Class B Preference Amount; 1280186v9 7

          (b) Second, to the Class A Limited Partner, as necessary, to cause such Partner's Capital Account balance, to equal the First Class A Preference Amount;

          (c) Third, as necessary, to cause the Class B Limited Partner's Capital Account balance to equal zero;

          (d) Fourth, as necessary, to cause the Class A Limited Partner's Capital Account balance to equal zero; and Percentage Interest.

          (e) Fifth, to the Partners in proportion to their respective Residual

     6.4 ALLOCATION OF LOSSES ATTRIBUTABLE TO CAPITAL TRANSACTIONS OR SALE. After giving effect to the special allocations set forth in Sections 6.6 and 6.7, losses attributable to Capital Transactions or a Sale shall be allocated as follows:

          (a) First, to the Class B Limited Partner, as necessary, to cause such Partner's Capital Account balance, to equal the First Class B Preference Amount;

          (b) Second, to the Class A Limited Partner, as necessary, to cause such Partner's Capital Account balance, to equal the First Class A Preference Amount;

          (c) Third, as necessary, to cause the Class B Limited Partner's Capital Account balance to equal zero;

          (d) Fourth, as necessary, to cause the Class A Limited Partner's Capital Account balance to equal zero; and Percentage Interests.

          (e) Fifth, to the Partners in proportion to their respective Residual

     6.5 ALLOCATION OF GAIN FROM A CAPITAL TRANSACTION. After giving effect to the special allocations set forth in Sections 6.6 and 6.7, items of income or gain from a Capital Transaction shall be allocated as follows:

          (a) First, to the Members in proportion to, and to the extent of, any deficit balances in their respective Capital Accounts until all such Capital Accounts have been restored to zero;

          (b) Second,  after giving effect to the  allocations  made pursuant to
     Section 6.5(a), to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the First Class A Preference Amount;

          (c) Third,  after giving  effect to the  allocations  made pursuant to
     Section 6.5(a), to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to equal the First Class B Preference Amount;

          (d) Fourth, after giving effect to the allocations made pursuant to Sections 6.5(a) and 6.5(b), to the Class A Limited Partner, as necessary, to cause the Capital Account balance of the Class A Limited Partner to equal the Total Class A Preference Amount;

          (e) Fifth, after giving effect to the allocations made pursuant to Sections 6.5(a) and 6.5(c), to the Class B Limited Partner, as necessary, to cause the Capital Account balance of the Class B Limited Partner to equal the Total Class B Preference Amount;

          (f) Sixth, after giving effect to the allocations made pursuant to Sections 6.5(a)-(e), among the Partners as necessary to cause the portion of each Partner's Capital Account balance exceeding such Partner's Total Preference Amount to be in proportion to the Partners' then respective Residual Percentage Interests; and

          (g) Seventh, any balance among the Partners in proportion to their then respective Residual Percentage Interests.

     6.6 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
     Article VI, if there is a net decrease in Partnership Minimum Gain during any year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This
     Section 6.6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.7042(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback.  Except as otherwise  provided in
     Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article VI, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain 1Vr such year (and, if lecessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-20)(2) of the Regulations. This Section 6.6(b) is intended to comply with the minimum gain chargeback requirement in Section
     1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in
     Sections      1.7041(b)(2)(ii)(d)(4),      1.704-1(b)(2)(ii)(d)(5),      or
     1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.6(c) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.6(c) were not in the Agreement.

          (d) [Reserved]

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any year shall be specially allocated to the Partners in proportion to their respective Residual Percentage Interests.

          (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner's interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     6.7 CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.6(a), 6.6(b), 6.6(c), 6.6(e), 6.6(f), and 6.6(g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 6.7. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.1-6.5.

     6.8 [Reserved]

     6.9 OTHER ALLOCATION RULES.

          (a) The Partners are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Partnership income and loss for income tax purposes.

          (b) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are in proportion to their Residual Percentage Interests.

          (c) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

     6.10 TAX ALLOCATIONS: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership (and any other property owned by the Partnership that has a tax basis different from its Gross Asset Value) shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the remedial method specified in Regulations Section 1.704-3(d)(1).

     In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder (using the remedial method specified in Regulation Section 1.704-3(d)(1)).

     Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.10 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Income, Net Losses, or other Items or distributions pursuant to any provision of this Agreement.

     The Partners acknowledge and agree that in connection with the admission of EPT New Roc, LLC ("EPTNR"), as a General Partner and Limited Partner, the provisions of this Section 6.10 shall be applied as follows:

          (a) In connection with EPTNR's acquisition of its interest as a Limited Partner, the Partnership shall make an election under Code Section 754 to increase the basis of Partnership property (in accordance with Code
     Section 743(b)).

          (b) In connection with EPTNR's acquisition of its interest as a General Partner, the Partnership shall increase the capital accounts of the Partners to reflect a revaluation of Partnership property (in accordance with Regulations Section 1.704-1(b)(2)(iv)(f)).

          (c) In connection with the revaluation of the Partnership's property (as set forth above), each of the Partners will be treated as having contributed to the Partnership such Partner's interest in each asset of the Partnership. For EPTNR, Section 704(c) will not apply to such deemed contribution because the tax basis of each asset deemed to have been contributed by EPTNR will be equal to the book value of such asset. Section 704(c) will apply, however, to the assets deemed to have been contributed by [Cappelli Newco LLC ("Cappelli")] because the tax basis of each asset deemed to have been contributed by Cappelli will be less than the book value of such asset.

          (d) As a result of the application of Section 704(c) (as set forth above), all tax items will be allocated to the Partners in accordance with the remedial method specified in Regulations Section 1.704-3(d)(1). Under this method, "tax will follow book" for EPTNR, and any disparity between tax and book items will be reflected entirely in the allocation of tax items to Cappelli.

     6.11 LOAN ASSUMPTION COSTS. Notwithstanding any other provision of this Agreement to the contrary, any item of expense or deduction (including both book and tax items) related to the Prepayment Costs shall be specially allocated to the Class B Limited Partner and shall not be taken into account as an item of expense or deduction allocated under Sections 6.1 to 6.7, above. Further, for purposes of any reference to a Partner's ;Capital Account in Article V, Article VI and Article XI, such items of expense or deduction (and any increase in the Class B Limited Partner's Capital Account occurring as a result of the payment of the Prepayment Costs) shall be disregarded.


                                  ARTICLE VII
                  AUTHORITY AND DUTIES OF THE GENERAL PARTNER

     7.1 MANAGEMENT POWERS.

          (a) The General Partner shall have the exclusive right and power to manage and operate the Partnership and to do all things necessary to carry on the purpose, business and objectives of the Partnership referred to in
     Article II of this Agreement.

          (b) -Evcepas otherwise modif ed by this Agreement iii addition t----l any other powers conferred on general partners by the Partnership Act, the General Partner shall have the following rights and powers in regard to the management and control of the business and affairs of the Partnership:

               (1) To take all action on behalf of the Partnership necessary to accomplish the purpose of this Partnership;

               (ii) To employ from time to time such Persons, including, without limitation, accountants and attorneys, on such terms and for such compensation as the General Partner shall reasonably determine desirable;

               (iii) To deposit or invest the funds of the Partnership in such bank accounts or brokerage cash accounts as is deemed from time to time not to be distributed to the Partners or needed for current operations;

               (iv) To prosecute, defend, settle or compromise any actions or claims at the Partnership's expense as may be deemed necessary or proper to enforce or protect the interests of the Partnership and to satisfy any judgment or settlement;

               (v) To establish reasonable reserve funds from any and all cash funds of the Partnership to comply with the Partnership's current and future loan covenants, to provide adequate working capital for the operation of the Property and the business of the Partnership and to address liabilities of the Partnership, contingent or otherwise;

               (vi) To pay any and all organizational expenses or any other expenses including all legal fees incurred for the benefit of the Partnership; and (vii) To enter into, acknowledge and deliver, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishments of the foregoing.

     7.2 ACTION TO BE TAKEN IN CONNECTION WITH ORGANIZATION. The General Partner is specifically authorized to, and shall make all filings on behalf of the Partners and the Partnership as specified in and pursuant to the power of attorney provided by Section 8.4.

     7.3 DEVOTION OF TIME. The General Partner (and its directors and officers) shall devote such time to the Partnership business as is deemed necessary; provided, however, that they shall not be required to devote their full, or, even substantial, time to the Partnership's business. The General Partner (and its directors and officers) may engage in other businesses of every nature and description, independently and with others and the Partners shall not by reason of this Agreement have any rights in any of said ventures or the income or profits derived therefrom.

     7.4 INDEMNIFICATIONS. The Partnership shall indemnify and hold harmless the General Partner, the directors and officers of the General Partner and EPT and each Partnership employee or agent against any and all claims, actions, demands, losses, costs, expenses (including attorneys' fees), damages, and threat of loss, as a result of any claim or legal proceeding relating to the performance or non-performance of any act concerning the activities of the Partnership, or in Furtherance of the Partnership's irltereCt.C; provided, however, the party against whom the claim is made or legal proceeding is directed must not have been guilty of fraud, gross negligence or willful misconduct; provided, further, that such indemnity shall be satisfied only out of and to the extent of Partnership assets, and no Limited Partner shall have any personal liability on account thereof.

     7.5 LIABILITY OF THE GENERAL PARTNER TO LIMITED PARTNERS.

          (a) Except for the affirmative representations, warranties or agreements of a General Partner and except in case of fraud, willful misconduct or gross negligence, the doing of any act or the failure to do any act by a General Partner (including any acts or failures to act in the capacity as the tax matters partner), the effect of which may cause or result in loss or damage to the Partnership or the Partners, if one in good faith to promote the best interests of the Partnership, shall not subject such General Partner to any liability to the Partners or the Partnership.

          (b) The General Partner shall not be liable to the other Partners except for acts of willful misconduct, FRAUD, BREACH OF FIDUCIARY duty, breach of agreement or gross negligence.

     7.6 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE GENERAL PARTNER. The General Partner represents and warrants to, and confirms and agrees with, the other Partners hereto as follows:

          (a) that it has full right, power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder;

          (b) that it has duly executed and delivered this Agreement, and that all action necessary to constitute this Agreement as its valid and binding obligation has been taken, and this Agreement is duly binding in accordance with its terms; it is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein;

          (c) that it will use its best efforts to cause the Partnership to continue to meet the appropriate requirements so that the Partnership will be classified as a limited partnership for federal income tax purposes including without limitation the maintenance of sufficient net worth by the General Partner in accordance with the Code, and will take all such other action as will enable it to remain as a General Partner in the Partnership and perform its obligations hereunder, provided that the General Partner will not be responsible for adverse tax effects resulting from reliance upon written opinions of counsel or accountants;

          (d) that it will not allow a sale or exchange of more than 50% of ownership in Partnership profits, losses, capital and other items during any 12 month period;

          (e) that it will, on behalf of the Partnership, make timely elections to obtain, tax benefits granted by the Code. No election shall be made by the Partnership, the General Partner or arty partici_r~ant to be excluded Erom the application of the provisions of Subchapter K of the Code;

          (f) that it will make the elections under Section 754 of the Code to adjust basis of Partnership property in case of transfer of Partnership Interests provided the terms and conditions set forth elsewhere in this Agreement relating to such elections are satisfied;

          (g) that it will use its best efforts to file proper documentation in the State of New York and, when required, in other states in which the Partnership transacts business or owns property in order to limit the liability of Limited Partners and to enable the Partnership to conduct its business;

          (h) that it will cause the Partnership to appropriately pay all of its debts and obligations from Partnership funds to the extent available;

          (i)  that  it  will  not  create  any  additional   interests  in  the
     Partnership for a General Partner or Limited Partner except as specifically set forth herein; and.

          (j) that no representation or warranty contained herein or in any exhibit, written statement, certificate or document furnished or to be furnished by the Partnership or it pursuant to this Agreement or in connection with the transactions contemplated hereby will contain any material untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     7.7 LOANS BY GENERAL PARTNER. The General Partner shall have the right but not the obligation to loan or advance to the Partnership such funds as are necessary to achieve the Partnership's purposes. All such loans or advances shall bear interest at the prime rate of interest charged by Chase Manhattan Bank, plus two (2%) percent. Such loans shall be repaid out of Net Cash Flow and/or Net Proceeds of Capital Transactions and/or Net Refinancing Proceeds and/or Sale Proceeds as the General Partner shall determine prior to any distributions to the Partners.


                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1 MANAGEMENT OF BUSINESS. Except as specifically provided in this Agreement, the Limited Partners shall take no part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Such Partners shall have no power to sign for or bind the Partnership to any agreement or document. The Limited Partners shall not have any liability with respect to the Partnership or the Partners except as stated in Section 8.2 and Article IV.

     8.2 LIMITATION ON LIABILITY OF LIMITED PARTNERS. The liability of each Limited Partner shall be limited to his required additional Capital Contribution, if any, pursuant to the terms of this Agreement. No such Partner shall have any additional personal liability to contribute money to, or in respect of, the liabilities or obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership except as may be required under law.

     8.3 OTHER ACTIVITIES. The Limited Partners may engage in n _r pnssess interests in other business ventures of every kind and description for their own accounts, including, but not by way of limitation, the ownership or management of office building projects, theater and entertainment complexes, shopping center projects or apartment projects, developments or undertakings, and in so doing they shall incur no liability to the Partnership or to any other Partner as a result of engaging in any other business venture. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in and to such independent business ventures or to the income or profits derived therefrom.

     8.4 POWER OF ATTORNEV TO GENERAL PARTNER.

          (a) Each Limited Partner (including a Substitute Limited Partner) hereby appoints and empowers the General Partner and any successor General Partner as his true and lawful attorney-in-fact in such Limited Partner's name, place, stead and behalf to sign, certify under oath, acknowledge, record and file: (i) a Certificate of Limited Partnership and each and every amendment or cancellation to the Certificate of Limited Partnership which may be necessary, desirable or appropriate, (ii) whatever further instruments may be necessary or appropriate to affect the substitution of a Partner, and (iii) all other instruments required to carry out the intention and purposes of this Agreement. The foregoing appointment by all Limited Partners of the General Partner and any successor General Partner as attorneys-in-fact or attorney-in-fact shall be deemed to be a power coupled with an interest, shall be irrevocable and shall survive the assignment by any Limited Partner of the whole or any part of his Partnership Interest hereunder.

          (b) Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable to be done in and about the foregoing, including the power of consent to items (i), (ii) and (iii) above, as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Each of the Limited Partners waives any and all defenses which may be available to such Limited Partners to contest, negate or disaffirm the actions of any General Partner under the power of attorney herein granted.

          (c) The foregoing power of attorney may be exercised by such attorney-in-fact with or without listing all of the names of the Limited Partners executing any agreement, certificate, instruction or documents with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them.

     8.5 CERTAIN RESTRICTED RIGHTS OF CLASS A LIMITED PARTNERS.

          (a) Upon the withdrawal, dissolution, death, removal, adjudication of incompetency or Bankruptcy of the last remaining General Partner, the Class A Limited Partner shall have the right, but not the obligation, exercisable within 30 days from notice of such withdrawal, dissolution, death, adjudication of incompetency or Bankruptcy to designate a new General Partner (the "Substituted General Partner") and to elect to continue the Partnership's business, in a reconstituted form as herein provided, and each Limited Partner hereby agrees to such continuation in the event such election is made.

          (b) Upon written request to the General Partner by the Class A Limited Partner or the Class B Limited Partner, the General Partner shall call a meeting or a vote, without a meeting, of the Limited Partners, as requested.

          (c) Any Limited Partner may request from the Partnership at any time a list of the names, addresses and Limited Partnership Interest of all Limited Partners.


                                   ARTICLE IX
                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

     9.1 TRANSFER OF LIMITED PARTNERS' INTEREST. A Limited Partner may assign the whole or any part of its economic interest in the Partnership to a legally capable Person who is, or is lawfully empowered to become, a Limited Partner in the Partnership in respect of such interest or such part thereof, only if prior thereto:

          (a) The General Partner is satisfied that the assignment will not impair the ability of the Partnership to be taxed as a partnership;

          (b) If requested by the General Partner, such Person furnishes an opinion of counsel, satisfactory in form and substance to the Partnership's counsel, to the effect that such assignment will not violate the Federal or any State securities laws;

          (c) Such Person represents that he is acquiring the interest for his own account for investment and not with a view to the distribution thereof,

          (d) Such Person agrees to comply with the terms of this Agreement and to execute any and all documents that the General Partner may deem necessary in connection with the assignment and substitution;

          (e) If requested by the General Partner, each Person furnishes an opinion of counsel satisfactory in form and substance to the Partnership's counsel, that such assignment taken, together with other prior transfers shall not result in a termination of the Partnership for Federal income tax purposes; and

          (f) The General Partner consents thereto, which consent can be withheld unreasonably and arbitrarily except for a transfer to a Family Member.

     9.2 DEATH, BANKRUPTCY, OR INCOMPETENCE OF A LIMITED PARTNER. Upon the death, Bankruptcy or adjudication of legal incompetency of a Limited Partner (and, in the case of a Limited Partner that is a corporation, association, partnership, joint venture or trust, the dissolution of such Limited Partner) the Partnership shall not be dissolved and the personal representative, guardian or other successor-in-interest of such Limited Partner shall have all of the rights of such Limited Partner for the sole purpose of settling the estate or business of such Limited Partner and shall be liable for all his liabilities and obligations to the Partnership as a Limited Partner. In addition, such personal representative, guardian or other successor-ininterest of such Limited Partner shall have the right without satisfying Section 9.1 (f) to assign all of the decedent's right and interest in his Limited Partnership Interest, but the assignee shall not become a Substitute Limited Partner unless the conditions provided in Section 9.3 are satisfied.

     9.3 SUBSTITUTE LIMITED PARTNER. No assignee or transferee of a Limited Partner shall become a Substitute Limited Partner unless, in addition to the requirements specified in Section 9.1, all of the following conditions are satisfied:

          (a) the assigning or transferring Limited Partner so provides in the instrument of assignment;

          (b) the assignee or transferee executes such documents as the General Partner may reasonably require so that he will be bound by all the provisions of the Agreement, as it may then be amended, any Certificate of Limited Partnership, as it may then be amended, and any other agreement which the General Partner may reasonably require the Substitute Limited Partner to be bound by;

          (c) the assignee or transferee agrees to bear all costs and expenses, including legal fees of the Partnership incurred in effecting such substitution;

          (d) the assignee or transferee shall have delivered to the Partnership a letter containing the representations and agreements set forth in Section 9.9; and

          (e) The General Partner shall consent thereto, which consent may be withheld unreasonably and arbitrarily except for transfer to a Family Member.

     9.4 AMENDMENT FOR TRANSFER. Each Limited Partner hereby consents to the execution and recordation on his behalf by the General Partner of any amendment hereto and any amendment to the Certificate of Limited Partnership required for the purpose of admitting as a Limited Partner the transferee of any Partnership Interest in the Partnership as provided in this Article IX, and the execution and recordation on his behalf of any other instruments required in connection therewith, and the General Partners are hereby granted the right to admit such transferee upon all of the terms set forth above. Each Limited Partner agrees to execute at the request of the General Partners all documents necessary or desirable to effect the transfer of any Partnership Interest in the Partnership pursuant to this Article IX.

     9.5 EXCHANGE RIGHTS.

          (a) EXERCISE OF EXCHANGE RIGHTS. EPT does hereby grant to the Class B Limited Partner and the Class B Limited Partner does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Rights"), to convert all, and not less than all, of the Class B Limited Partnership Interest into Shares or cash, as selected by EPT, at any time or from time to time, on the terms and subject to the conditions and restrictions contained in this Section 9.5. The Rights granted hereunder may be exercised by the Class B Limited Partner, on the terms and subject to the conditions and restrictions contained in this Article IX, upon delivery to EPT of a notice of the Class B Limited Partner's (the "Converting Partner") intention to exercise (an "Exercise Notice") the Rights to convert the Class B Limited Partner's Interest (the "Offered Interest"). Once delivered, the Exercise Notice shall be irrevocable, except that the Class B Partner shall have the right to withdraw the Exercise Notice within 10 days after EPT's notice that the Purchase Price will be paid in cash, subject to payment. A Limited Interest in accordance with the terms hereof, provided, that EPT may nullify any Exercise Notice during a period not exceeding 180 days (the "Blackout Period") if EPT shall deliver to the Converting Partner written notice (the "Nullification Notice") that EPT has determined in good faith that any such conversion and the sale of the Shares issued upon conversion would adversely affect an offering or contemplated offering of any securities of EPT or any other contemplated material corporate event or that there exists material nonpublic information regarding EPT, provided, that EPT shall not commence a Blackout Period more than one (1) time in any twelvemonth period. Promptly after EPT determines in good faith that any conversion pursuant to this Section 9.5 and the sale of the Shares issued upon conversion would not adversely affect an offering or contemplated offering of any securities of EPT or any other contemplated material corporate event or that the material nonpublic information regarding EPT that caused the Blackout Period no longer exists or is no longer nonpublic information, EPT shall deliver to the Converting Partner whose Election Notice was nullified pursuant to the preceding sentence written notice that the Blackout Period has ceased (the "Nullification Rescission Notice"). For purposes of determining the duration of each Blackout Period, each Blackout Period shall be deemed to (A) commence on the first date on which EPT delivers the first Nullification Notice with respect to the Blackout Period (the "Initial Nullification Date"), and (B) terminate on the earlier of (I) the first date on which EPT delivers a Nullification Rescission Notice with respect to the applicable Nullification Notice (the "Nullification Rescission Date"), or (II) the close of business on the 180th day following the commencement of the Blackout Period. Upon expiration of the Blackout Period, each Exercise Notice that was subject to the Blackout Period shall be terminated and of no effect, and the Converting Partner shall be required to deliver an additional Exercise Notice if such Converting Partner wishes to exercise its Rights after the Blackout Period. If the Converting Partner was not precluded from exercising its Rights under
     Section 9.5(f) on the date the Exercise Notice was delivered, and such Exercise Notice was nullified due to a Blackout Period, if the Converting Partner delivers another Exercise Notice within ten (10) days after its receipt of the Nullification Rescission Notice, the Converting Partner shall have the right to exercise its Rights hereunder notwithstanding
     Section 9.5(f).

          In the event EPT elects to cause the Offered Interest to be converted into cash, EPT shall effect such conversion by causing either the Partnership to redeem the Offered Interest for cash or the Class A Limited Partner to purchase the Offered Interest for cash.

          The Converting Partner agrees that any information it receives regarding the reason for the Blackout Period or the existence of a Blackout Period is confidential information and may not be disclosed to any party during the Blackout Period without the express written consent of EPT.

          (b) LIMITATION ON EXERCISE OF RIGHTS. If an Exercise Notice is delivered to EPT but, as a result of the limitation or restriction in the charter of EPT, the Rights cannot be exercised in full for Shares, the Exercise Notice, if the Purchase Price is to be payable in Shares, shall be deemed to be modified such that the Rights shall be exercised for cash.

          (c) COMPUTATION OF NUMBER OF SHARES ISSUED OR PURCHASE PRICE. If EPT exchanges the Class B Limited Partnership Interest into Shares, the number of Shares issued to the exchanging Converting Partner is equal to (i) the Exchange Capital (defined below) attributable to the Class B Limited Partnership interest converted divided by (ii) the greater of EPT Trading Price or the EPT Net Book Value Per Share (the "Exchanged Shares"). If the Partnership or the Class A Limited Partner shall pay cash for the Offered Interests, the amount of cash paid shall equal the product of the Exchanged Shares (as determined in accordance with the preceding sentence) times the EPT Price (the "Purchase Price"). "Exchange Capital" shall mean the Initial Capital Account, plus any additional capital contributions, less any distributions made pursuant to Section 5.2(e), attributable to the Class B Limited Partnership Interest to be converted, as adjusted pursuant to
     Section 9.5(f).

          (d) CLOSING. The closing of the acquisition or redemption of Offered Interest shall, unless otherwise mutually agreed, be held at the principal offices of EPT, on the date agreed to by EPT and the Converting Partner, which date (the "Settlement Date") shall in no event be on a date which is later than the later of (i) ten (10) days after the date of the Exercise Notice and (ii) five (5) days after the expiration or termination of the waiting period applicable to the Converting Partner, if any, under the Hart- Scott-Rodino Act (the "HSR Act"). EPT agrees to use its best efforts to obtain an early termination of the waiting period applicable to any such acquisition, if any, under the HSR Act. Until the Settlement Date, the Converting Partner shall continue to own its Offered Interest, and will continue to be treated as the holder of such Offered Interest for all purposes of this Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions. Offered Interests will be transferred to EPT, the Class A Limited Partner or the Partnership, as applicable, only upon receipt by the tendering Converting Partner of Shares or cash in payment in full therefor.

          (e) CLOSING DELIVERIES. At the closing of the purchase and sale or redemption of Offered Interest, payment of the purchase price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Converting Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Interest to EPT, the Class A Limited Partner or the Partnership, as applicable, and with respect to the ownership by of the Converting Partner of such Partnership Interest, free and clear of all liens, and (B) EPT with respect to its due authority to acquire such Interest for Shares or to cause the Class A Limited Partner or the Partnership to redeem such Interest for cash and, in the case of payment by Shares, (ii)(A) an opinion of counsel for EPT, reasonably satisfactory to the Converting Partner, to the effect that such Shares have been duly authorized, are validly issued, fully-paid and non-assessable, and (B) a stock certificate or certificates evidencing the Shares to be issued and registered in the name of the Converting Partner or its designee.

          (f) LIMITATIONS ON EXERCISE OF RIGHTS. Notwithstanding anything in this Section 9.5 to the contrary (except the last sentence of the first paragraph of Section 9.5(a)), (a) the Rights may not be exercised prior to the third anniversary of the Effective Date, (b) the Rights may not be exercised if there remains any amount due under the Minority Interest Loan or unless such amount due is paid in full on the Settlement Date, and (c) the Class B Limited Partner shall not have the right to exercise its Rights under this Section 9.5 unless the Project NOI exceeds $8,900,000.00. If Project NOI equals $8,900,000.00, for purposes of calculating the Exchange Shares or Purchase Price, Exchange Capital of the Class B Limited Partner shall be multiplied by a factor of 75%, which factor will proportionately increase to 100% if Project NOI equals $10,000,000.00 or more. For example, if (i) the Class B Limited Partner's Exchange Capital prior to adjustment under this Section 9.5(f) was $10,000,000.00, and (ii) Project NOI for the twelve completed months prior to the date of the Exercise Notice equals $9,450,000.00, the Class B Limited Partner's Exchange Capital would be multiplied by a factor of 87.5%, resulting in adjusted Exchange Capital of $8,750,000.00.

     9.6 BUY-SELL AGREEMENT. After the fifth anniversary of the Effective Date, either the Class A Limited Partner or the Class B Limited Partner may give notice to the other that it wishes to have the Partnership sell its assets and liquidate. The Limited Partner exercising this option (the "Exercising Partner") shall then be entitled to make an offer to purchase the assets of the Partnership (the "Purchase Offer"). The other party (the "Receiving Partner") may elect to accept the Purchase Offer or submit a higher offer for the purchase of the assets of the Partnership, which the Exercising Partner shall either accept or require that the Partnership sell its assets at the best available price within 120 days, but shall not be entitled to require the Partnership to sell at any price offered by any third party without giving the Receiving Partner the right to purchase at that price. Notwithstanding the foregoing, neither the Class A Limited Partner nor the Class B Limited Partner may give notice of its wish to sell Partnership assets unless such Limited Partner continues to own, at the time of such notice, at least 10% of the Limited Partnership Interest issued to such Limited Partner on the Effective Date.

     9.7 TAG-ALONG RIGHTS.

          (a) If at any time a Limited Partner (the "Transferring Partner") proposes the sale or other transfer of all or part of the Transferring Partner's Limited Partner Interest to a Third Party (a "Covered Transaction"), the other Limited Partner (the "Other Partner") shall have the right (the "Tag-Along Right"), but not the obligation, to cause the Transferring Partner to require the Offeror to purchase, on the same terms offered to the Transferring Partner, from the Other Partner, at least all of the Other Partner's Limited Partner Interest. For purposes of this
     Section 9.7, a "Third Party" shall mean (i) a party that is not a Family Member of the Transferring Partner, and (ii) (A) if the Transferring Partner is the Class B Limited Partner, a party that is not controlled by Louis R. Cappelli, or (B) if the Transferring Partner is the Class A Limited Partner, a party that is not controlled by EPT.

          (b) Within five (5) business days after the decision to accept a proposed Covered Transaction, the Transferring Partner will provide the Other Partner and the Partnership with written notice (the "Tag-Along Notice") of its intent to participate in a Covered Transaction and setting forth all of the material terms and conditions of the Covered Transaction.

          (c) If the Other Partner desires to exercise its Tag-Along Right, it shall provide written notice (the "Tag-Along Exercise Notice") to the Transferring Partner and the Partnership within thirty (30) days after the date of the Tag-Along Notice informing them of its election to exercise its Tag-Along Right. The Tag-Along Exercise Notice shall set forth the percentage of the Limited Partner Interest owned by the Other Partner that such Other Partner is willing to sell to the Third Party in connection with the Covered Transaction (the "Tag-Along Percentage").

          (d) In the event that the Third Party does not purchase the Limited Partner Interests of the Transferring Partner, then the proposed transfer of Limited Partner Interests by the Other Partner to the Third Party shall not be allowed pursuant to this Agreement.

     9.8 RIGHT OF FIRST REFUSAL.

          (a) Subject to the terms and conditions set forth in this Section 9.8, for so long as Class B Limited Partner continues to own at least 10% of the Limited Partnership Interest issued to such Limited Partner on the Effective Date (the "Right to Purchase Period"), the Partnership hereby grants to the Class B Limited Partner a right of first refusal ("First Refusal Right") relating to the purchase and sale of all or substantially all of the assets of the Partnership. If, at any time during the Right to Purchase Period, the Partnership desires to sell all or substantially all of its assets (the "Subject Assets") to a third party (the "Proposed Third-Party") pursuant to a bona fide offer consisting of cash and/or other consideration having an aggregate value of less than $105,000,000 (a "Bona Fide Offer"), the Partnership shall first deliver to the Class B Limited Partner a written offer (the "Third Party Proposal"), which Third Party Proposal shall describe the terms and conditions of the Bona Fide Offer, including price, timing and other essential terms. The Third Party Proposal shall disclose the identity of the Proposed Third-Party, together with any proposed form agreement and any other material facts relating to the proposed transaction.

          (b) If the Class B Limited Partner elects to match the Bona Fide Offer on the terms set forth in the Third Party Proposal, the Class B Limited Partner shall deliver in writing its election to Partnership within fifteen
     (15) days following the date the Class B Limited Partner received the Third Party Proposal (the "Acceptance Date"). If the Class B Limited Partner does not elect to match the terms of the Third Party Proposal, Partnership may, within a period of one (1) year after the date of the delivery of the Third Party Proposal, pursue the proposed transaction with the Proposed Third-Party, upon the terms and conditions substantially consistent to those included in the Third Party Proposal. The Class B Limited Partner shall be notified in writing of any material change in the terms or conditions of the Third Party Proposal, which notification shall be deemed a new and separate Third Party Proposal which may be accepted by the Class B Limited Partner pursuant to this Section 9.8(b).

          (c) During the period following the date the Third Party Proposal was received by the Class B Limited Partner and continuing until the Acceptance Date, the Partnership shall provide the Class B Limited Partner access to the Subject Assets, the Partnership's books and records related thereto and its officers and employees with knowledge thereof during reasonable hours for purposes of conducting a due diligence investigation regarding the Subject Assets and the Bona Fide Offer.

          (d) The closing of any sale of Subject Assets pursuant to this Section
     9.8 to the Class B Limited Partner shall be determined by the Partnership and the Class B Limited Partner (which, unless otherwise agreed, shall be on the first business day following the sixtieth (60th) day after the Acceptance Date).

     9.9 INVESTMENT REPRESENTATION AND WARRANTIES OF THE LIMITED PARTNERS. Each Limited Partner, by signing this Agreement, hereby represents and warrants to the General Partner, the other Limited Partners and to the Partnership as follows:

          (a) That it has full right, power and authority to execute and deliver this Agreement and to perform each obligation hereunder. This Agreement has been duly executed and delivered by it or on its behalf and constitutes its valid and binding obligation in accordance with its terms. It is not subject to any restriction or agreement which prohibits, or would be violated by, the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein.

          (b) That its purchase is made as a principal for its sole account for investment purposes only and not with a view toward the distribution of all or any portion thereof and that under no circumstances will it sell, transfer or assign all or any portion of its Limited Partnership Interest except in compliance with the provisions of this Agreement, the Securities Act of 1933, as amended (the "Securities Act") and applicable rules and regulations promulgated thereunder, and state or local laws related thereto and applicable rules and regulations promulgated thereunder.

          (c) That it is relying on his own business and investment expertise as well as his own representative and professional tax, legal and other business advisors in making its decision to enter into and execute this Agreement and make its investment in the Partnership.

          (d) That it is aware of the restrictions on transfer of its interest hereunder and under Federal and State securities laws and that the same will at no time be freely transferable or assignable.

          (e) That it has no reason to anticipate any change in circumstances, financial or otherwise, which should cause it to sell or distribute, or necessitate or require a sale or distribution of its Limited Partnership Interest.

          (f) That it is an accredited investor for Federal and State securities law purposes.

          (g) That it is familiar with the nature of, and risks attending, investments in real estate and unregistered Securities.


                                    ARTICLE X
                   TRANSFERS OF GENERAL PARTNERSHIP INTEREST

     10.1 TRANSFERS OF GENERAL PARTNERSHIP INTEREST.

          (a) The General Partner may not withdraw from the Partnership, nor transfer, sell or assign any or all of its interest as a General Partner in the Partnership, except that it may withdraw, transfer, sell or assign its interest if, and only if, the Class A Limited Partner and the Class B Limited Partner shall consent, in writing, thereto. In addition, the following criteria, if applicable, must be satisfied:

               (i) The transferee shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing a counterpart thereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Agreement in connection with such admission shall have been performed.

               (ii) The substitute or additional General Partner shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provision of the Partnership Agreement.

               (iii) Counsel for the Partnership has rendered an opinion that the withdrawal of the General Partner is in conformity with the Partnership Act and any other applicable law of any state and that none of the actions taken in connection with the admission of the Substitute or additional General Partner will cause the termination or dissolution of the Partnership for Federal income tax purposes; and

               (iv) The counsel for the Partnership shall have delivered to the Partnership an opinion that the Partnership will continue to be classified as a partnership for Federal income tax purposes.

     10.2  DEATH   LIQUIDATION,   DISSOLUTION,   WITHDRAWAL,   ADJUDICATION   OF
INCOMPETENCY, BANKRUPTCY OR REMOVAL OF A GENERAL PARTNER.

          (a) The Partnership shall terminate upon the death, liquidation, dissolution, withdrawal, adjudication of incompetency, removal or Bankruptcy of the last remaining General Partner, unless a Substituted General Partner is appointed and accepts such position as provided for in
     Section 8.5 of this Agreement.

          (b) In the event that the Partnership is not terminated due to the death, liquidation, dissolution, withdrawal, adjudication of incompetency, removal or bankruptcy of a General Partner, such General Partner shall thereafter be deemed to be a Limited Partner and such Partner (or his trustee in bankruptcy, executors or administrators, successors, or assigns or other personal or legal representative) shall thereafter be deemed to be a Limited Partner provided, however, that all provisions with respect to the distributive share of such Partner shall be interpreted as if such interest had not been so converted. However, in the event that any such withdrawal, liquidation or dissolution shall be in violation of this Agreement, then such General Partner shall relinquish its interest in the Partnership as damages, provided that any other remedy of the Partnership and the other Partners against such General Partner shall survive. The entire interest of such General Partner shall be reallocated to any remaining or successor General Partner, if any, and the Limited Partners (pro rata to their Partnership Interests) or as may otherwise be agreed upon.

     10.3 TRANSFEROR OF GENERAL PARTNERSHIP INTERESTS TO BEAR COSTS AND EXPENSES. All costs and expenses incurred by the Partnership in connection with any disposition of a Partnership p interest of a General Partner or any part thereof pursuant to this Article and/or another Person becoming a Partner in the Partnership in respect of such interest or each such part thereof, including any filing, recording and publishing costs and the fees and disbursements of counsel, shall be paid by the Partner disposing of such interest or such part thereof.

     10.4 REMOVAL OF A GENERAL PARTNER.

          (a) A General Partner may be removed for Cause by the unanimous approval of the Class A Limited Partner and the Class B Limited Partner which approval shall not be unreasonably withheld. The removal of any
     General Partner hereunder shall be effected by obtaining a court determination that Cause exists and then by the sending of written notice thereof to such General Partner. The effective date of such removal shall be the date of the filing of appropriate amendments to the Certificate of Limited Partnership and all other filings required to be made on behalf of the Partnership with respect to the removal of such General Partner. The removed General Partner hereby appoints any remaining or successor General Partner as his attorney in fact to execute, acknowledge, and deliver any document including the amendments to the Certificate of Limited Partnership and Agreement of Limited Partnership to effectuate such removal. After the General Partner's removal for Cause, such General Partner's interest in the Partnership shall be deemed assigned to any successor General Partner, if any, and the Limited Partners (pro rata to their Partnership Interests) or as may otherwise be agreed upon. Such removed General Partner shall remain liable for the acts resulting in his removal as well as all obligations or liabilities not discharged or otherwise satisfied prior to the date he ceased to be the General Partner.

          (b) For purposes of this Paragraph, "Cause" shall mean fraud or willful gross misconduct or a willful breach of a material obligation, representation or warranty of the General Partner under the Partnership Agreement unless cured within thirty (30) days of notice thereof.


                                   ARTICLE XI
                          DISSOLUTION AND LIQUIDATION

     11.1 EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following:

          (a) the expiration of the term provided for in Section 1.5 hereof,

          (b) the death, withdrawal, liquidation, dissolution, bankruptcy, adjudication of incompetency or removal of the last remaining General Partner unless the Partnership's business is continued as provided in
     Section 8.5 hereof,

          (c) The General Partner and the Class A Limited Partner shall determine that the Partnership should be dissolved;

          (d) the sale or other disposition by the Partnership of all or substantially all of its assets, unless the Partnership as part of the consideration for any such sale or other disposition acquired a mortgage, deed of trust, mortgage deed or lease on all or substantially all of the Partnership assets, in which case the Partnership shall be dissolved following the sate by it or satisfaction of its entire interest in such mortgage, deed of trust, mortgage deed or lease; or

          (e) any other event causing the dissolution of the Partnership under the laws of New York unless provided otherwise herein.

     11.2 WINDING UP AND DISSOLUTION.

          (a) Upon the dissolution of the Partnership pursuant to Section 11.1, the winding up of the Partnership business and the distribution of Partnership assets shall be carried out with due diligence and in a timely manner and consistent with the provisions of this Section and applicable requirements of law.

          (b) The remaining General Partner or if there is no General Partner such responsible person as may be appointed shall be responsible for taking all actions relating to the winding up and distribution of assets of the Partnership. Such responsible Person or party as may be appointed, shall be referred to hereinafter in this Section as the "Liquidator.," The Liquidator shall file all certificates or notices of the dissolution of the Partnership as required by law. Upon the complete liquidation and distribution of the Partnership property and assets, the Partners shall cease to be Partners of the Partnership, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Partnership.

          (c) The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Partnership assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Liquidator may, in order to avoid such loss, defer the liquidation of the Partnership assets for a reasonable time, except for such liquidations as may be necessary to satisfy the debts and liabilities of the Partnership to persons and parties other than the Partners. The Liquidator shall sell or otherwise liquidate the Partnership assets at such prices and on such terms as the Liquidator, in the exercise of its best judgment under the circumstances then presented, deems in the best interest of the Partners. The proceeds from the sale and liquidation of the Partnership assets shall be distributed as provided in Section 11.3.

          (d) Promptly following the complete liquidation and distribution of the Partnership property and assets, the Partnership accountants shall prepare, and the Liquidator shall furnish to each Partner, a statement showing the manner in which the Partnership property and assets were liquidated and distributed.

     11.3 DISTRIBUTION.

          (a) The net proceeds resulting from the liquidation of the assets of the Partnership shall be distributed in the same manner set forth in
     Section 5.2(a), and then to all Partners in proportion to their positive Capital Account balances; provided however, if the Capital Account balances of the Partners determined on a tentative basis (after giving effect to all contributions, distributions and allocations for all periods), differ from the amounts that would be distributed to them pursuant to the provisions of
     Section 5.2 hereof, then notwithstanding anything to the contrary herein (except the Regulatory Allocations and other allocations described in Section 6.7), items of income, gain, loss and deduction shall be specially allocated among the Partners by the General Partner for the fiscal year in which the dissolution of the Partnership occurs (and, if necessary, prior fiscal years) in order to conform the Capital Account balances of the Partners to the amounts that would be distributed to them pursuant to the provisions of Section 5.2.

          (b) Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then, until payment of such indebtedness by said Partner, the liquidator(s) shall retain such Partner's distributive share of the Partnership properties and assets and, after applying the cost of operation of such properties and assets during the period of such liquidation against the income therefrom, the balance of such income shall be applied in liquidation of such indebtedness. However, if at the expiration of two (2) months after notice of such outstanding indebtedness has been given to such Partner, such amount has not been paid or otherwise liquidated in full, the Liquidator may sell the assets allocable to such Partner at public or private sale at the best price immediately obtainable, such best price to be determined in the sole judgment of the Liquidator. As much of the proceeds of such sale as shall be necessary to liquidate such indebtedness shall then be so applied, and the balance of such proceeds, if any, shall be distributed to such Partner. Any gain or loss realized for federal income tax purposes upon the disposition of such assets shall, to the extent permitted by law, be allocated to such Partner, and to the extent not so permitted, to the Partners in accordance with Article VI hereof.

     11.4 LIMITATION OF LIABILITY OF PARTNERS. Upon the dissolution of the Partnership and the distribution of the net proceeds pursuant to Section 11.3, each Limited Partner shall look solely to the property and assets of the Partnership for the return of his capital and if the Partnership property and assets remaining after the payment or discharge, of the debts and liabilities of the Partnership are insufficient to return the full amount of the capital of each Limited Partner, such Limited Partner shall have no recourse or claim against the General Partner or against any other Limited Partner.


                                   ARTICLE XII
        BOOKS AND RECORDS ACCOUNTING, TAX ELECTIONS AND RELATED MATTERS

     12.1 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately all transactions of the Partnership. All of the said books of account, together with this Agreement and any certificate of the Partnership, as amended, shall be maintained at an office of the Partnership and shall be open to the inspection of all Partners or their duly designated representatives upon reasonable prior written notice and during normal business hours. There shall be no requirement to send a copy of the Certificate of Limited Partnership or any amendment thereto to the Limited Partners.

     12.2 BANK ACCOUNTS. All funds of the Partnership shall be deposited in its name in such bank or brokerage cash account or accounts as shall be designated by the General Partner. Withdrawals shall be made only in the regular course of business by check signed by at least two of the officers of the General Partner or such other person designated by the General Partner.

     12.3 ACCOUNTANTS' DETERMINATION. All determinations of accounting matters hereunder, including but not limited to, determinations of Net Cash Flow, Sale Proceeds, Capital Transactions Proceeds, and Refinancing Proceeds shall be made by the General Partner upon the advice of the then regularly retained accountants of the Partnership. The accountants for the Partnership shall be selected by the General Partner.

     12.4 REPORTS TO LIMITED PARTNERS.

          (a) The General Partner, at the Partnership's expense, shall cause the Partnership's independent certified public accountants to prepare financial statements of the Partnership and such other information as may be necessary for each Partner to prepare his own tax return. The General Partner shall use its best efforts to deliver such information to all who were Partners at any time during the year.

          (b) The General Partner at the Partnership's expense, shall for each fiscal year cause to be prepared and filed on behalf of the Partnership a Partnership tax return for Federal income tax purposes within the time prescribed by law (including extensions) for such filing. The General Partner shall also cause to be prepared and filed, on behalf of the Partnership, such state and/or city income tax returns as may be required by law.

     12.5 ALLOCATION UPON TRANSFER OF PARTNERSHIP INTEREST. In the event of a transfer of a Partnership Interest at any time other than at the end of an accounting period of the Partnership, the various items of Partnership income, gain, loss, deduction, credit, allowance or tax preference as computed for Federal and state income tax purposes shall be allocated to the transferee as of the first day of the month during which such transfer shall take place or in such other manner as agreeable to the parties and allowable under the Code; provided, however, that all such items which arise from a Capital Transaction or Sale shall be allocated to the person who was the owner of such Partnership Interest at the time such Capital Transaction or Sale was consummated. It is understood and agreed that in the event of such a transfer, the Partnership shall not be required to prepare financial statements other than as of the end of a Partnership accounting period.

     12.6 BASIS ADJUSTMENT. In the event of a transfer of an interest in and to the Partnership, its capital, income and losses, or the distribution of any Partnership assets to a Partner, the General Partner, upon the request of the transferee or distributee, as the case may be, shall elect on behalf of the Partnership under Section 754 of the Code to cause the basis of the Partnership's property to be adjusted, for federal income tax purposes, in the manner provided in Sections 734 or 743 of the Code, as the case may be. At the General Partner's option the Partnership also may elect to adjust the basis of its property pursuant to corresponding provisions of state and local tax laws. Notwithstanding the foregoing, the General Partner shall have no obligation to make an election under Section 754 upon the death of a Partner until and unless the representative of such Partner shall present an appraisal prepared by an appraiser satisfactory to the General Partner. The cost of such appraisal shall be borne by the representative of the Limited Partner.

     12.7 TAX CONSIDERATIONS. Except as otherwise specifically provided in this Agreement, all tax elections, determinations and allocations to be made hereunder or under the Code or any applicable state or local tax laws shall be made by the General Partner, after consultation with the Partnership's accountants and legal counsel, and all such elections, determinations and allocations made by the General Partner shall be final and binding upon all Partners and their representatives. The tax matters partner shall be the General Partner.


                                  ARTICLE XIII
                        MEETINGS, VOTING AND AMENDMENTS

     13.1 MEETINGS. A meeting of the Partners of the Partnership may be called by the General Partner at any time. The General Partner may also call for a vote, without a meeting of the Limited Partners, on matters on which the Limited Partners are entitled to vote. Written notice stating the place and time of the meeting, or of the date on which the votes shall be counted, and the purpose of the meeting or the matter to be voted upon, shall be sent by the General Partner to each Partner at least ten (10) days before the meeting or date on which the votes are to be counted. The General Partner shall call for a meeting or a vote without a meeting upon the written request of the Class A Limited Partner or the Class B Limited Partner.

     13.2 VOTING.

          (a) A Limited Partner who is entitled to vote shall be entitled to vote (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which, he desires that his vote be cast, which writing must be received by a General Partner prior to such meeting, or
     (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by a General Partner prior to the date upon which the votes of Limited Partners are to be counted.

          (b) Only the votes of Limited Partners of record on the date notice of vote was sent whether at a meeting or otherwise shall be counted. The laws of the State of New York pertaining to the validity and use of corporate proxies, to the extent they are applicable, shall govern the validity and use of proxies given by the Limited Partners, except that any submission by the General Partners for the vote of the Limited Partners by proxy may provide that if a proxy is not returned to the General Partners by the date of the meeting or the date on which the votes are to be counted, it will be deemed to be a proxy from the Limited Partner concerned to the General Partners, to vote his Partnership Interest for or against all matters properly brought forward for a vote in the discretion of the General Partners. Proxies and written votes of the Limited Partners shall be mailed to the Partnership in the manner of giving notices pursuant to Section 14.1 of Article XIV.

     13.3 AMENDMENTS.

          (a) Amendments to this Agreement may be proposed by the General Partner. A proposed amendment shall be adopted and effective if approved by the unanimous vote, to be obtained in the manner provided above, of the Class A Limited Partner and the Class B Limited Partner; provided, however, that no amendment shall become effective (i) which is in contravention of the Partnership Act, (ii) which in the opinion of the Partnership's legal counsel would cause the Partnership to be treated for Federal incoine tax purposes as an "association taxable as a corporation", (iii) which in the opinion of the Partnership's legal counsel would cause a Limited Partner to become liable as a general partner or (iv) which increases the liability or agreed upon Capital Contribution, reduces the income or loss ratio or share of distribution of any Limited Partner or changes or modifies any warranty or representation of any Limited Partner without his prior written consent thereto unless such amendment is specifically authorized by this Agreement.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the General Partner shall have the power to amend this Agreement, without the consent of any Limited Partner (i) to add to the representations, duties or obligations of the General Partner for the benefit of the Limited Partners, (ii) to make any technical tax amendments to this Agreement, which, in the opinion of the Partnership's independent certified public accountants and legal counsel, to not have a substantive effect on the operations of the Partnership and the rights and obligations of the Partners pursuant to this Agreement, and (iii) to amend any documents to reflect the admission, or withdrawal of a Limited Partner or General Partner in accordance with this Agreement.


                                   ARTICLE XIV
                               GENERAL PROVISIONS

     14.1 NOTICES. Any and all notices or other communications required or permitted by the terms of this Agreement to be sent to the General Partners shall be sent to their addresses as reflected in the records, of the Partnership. Any and all such notices or other communication to any Limited Partner shall be sent to the address of such Limited Partner appearing in the records of the Partnership. All such notices and other communications shall be sent by registered or certified mail, return receipt requested. Any Limited Partner may change his address by giving notice to the General Partners of his new address. A General Partner may change its address by giving notice to all other Partners. A properly sent notice shall be deemed received on the third business day after the date of the postmark or such marking.

     14.2 WAIVER OF PARTITION. Each party does hereby waive the right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing his relationship with the Partnership or such party's interest in the property held by the Partnership from the interests of the other parties until the end of the term of the Partnership.

     14.3 GENDER. Wherever used herein, the masculine, feminine and neuter pronouns shall be fully interchangeable, and the singular shall include the plural where the context so requires.

     14.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or in conflict with any existing or future law or the purpose of this Agreement, for any reason whatsoever, such term or provision shall be ineffectual and void, and the validity of the remainder of this Agreement shall not be affected thereby.

     14.5 LITIGATION. The General Partner sh ail prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Partnership. The Partnership and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction in the matter. The General Partners shall satisfy any such judgment, decree or decision first out of any insurance proceeds available therefore, next out of the assets of the Partnership, and finally out of the assets of the General Partner.

     14.6 RIGHT TO RELY UPON THE AUTHORITY OF THE GENERAL PARTNER. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any asset owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any such instrument of transfer, or to see the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers shall have received written notice from the Partnership regarding the same.

     14.7 RIGHT TO RELY UPON AUTHORITY OF PERSON SIGNING AGREEMENT. In the event that a Limited Partner is a trust (with or without disclosed beneficiaries), partnership, limited partnership, joint venture, corporation, or any other entity other than a natural person, the Partnership and the General Partner shall (a) not be required to determine the authority of the person signing the Agreement or any amendment hereto, to make any commitment or undertaking on behalf of such entity, nor to determine any fact or circumstance on behalf of such entity, nor to determine any fact or circumstance bearing upon the existence of his authority, (b) not be required to see to the application or distribution of revenues or proceeds paid or credited to the person signing the Agreement or any amendment hereto on behalf of such entity; (c) be entitled to rely on the authority of the person signing the Agreement or any amendment hereto with respect to the voting of the interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permissible or required hereunder; and (d) be entitled to rely upon the authority of any general partner, manager, joint venturer, co-trustee or successor trustee, or president or vice president (as the case may be) of any such entity the same as though such person were the person originally signing the Agreement or any amendment hereto on behalf of such entity.

     14.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties and supersedes all prior agreements and understandings relating to the Partnership. There are no representations, agreements or understandings, oral or written, relating to the subject matter hereof which are not fully expressed herein.

     14.9 INTERPRETATION. This Agreement and the rights and liabilities of the parties hereunder shall be construed under the laws of the State of New York, including the Partnership Act, as amended from time-to-time. To the extent the provisions herein shall be contrary or otherwise modify or alter the provisions of the Partnership Act, this Agreement shall supersede the Partnership Act.

     14.10 BINDING EFFECT. This Agreement shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives and, to the extent that any assignment shall have been made pursuant to the terms hereof, their assigns.

     14.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original but which shall constitute one agreement binding on all of the parties.

     14.12 TITLES AND HEADINGS. Article and Section headings and titles and any table of contents in this Agreement are for convenience of reference only, and shall not control or alter the meaning of this Agreement as set forth in the text.


                                   ARTICLE XV
                             CERTAIN DEFINED TERMS

     15.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          (a) "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (ii)  Debit  to such  Capital  Account  the  items  described  in
          Sections    1.704-1(b)(2)(ii)(d)(4),    1.704-1(b)(2)(ii)(d)(5)    and
          1.704-1(b)(2)(ii)(d)(6) of the Regulations.

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          (b) "Bankruptcy" shall mean, as to a specified Person, its filing a petition in bankruptcy, a filing of such a petition against it which is not dismissed within 120 days, its making of a general assignment for the benefit of creditors, its consenting to an appointment of a receiver for a substantial part of its property, a court appointment of such a receiver which is. not vacated, or stayed within 120 days or the sequestration by a court of competent jurisdiction of substantially all of its assets.

          (c) "Capital Account" shall mean the capital account maintained for each partner in accordance with Treasury Regulation 1.704-1(b).

          (d) "Capital Contribution" shall mean the total capital contributed to the Partnership by a Partner, as and when contributed.

          (e) "Capital Expenditures" shall mean the amount for replacements and capital repairs to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots, in each case to the extent expenditures are approved within the budget or consented to by the Partnership and in respect thereof are capitalized in accordance with GAAP, plus any net increase in cash reserves from the beginning of the applicable period, and minus any net decrease in cash reserves from the beginning of the applicable period.

          (e) "Capital Transaction" shall mean a sale, exchange or other disposition of less than substantially all of the Property, the sale of easement rights or similar interests in the Property and any other transactions (such as fire or casualty damage) which are attributable to the capital of the Partnership but after which the Partnership continues to conduct its activities on a substantial basis.

          (f) "Capital Transactions Proceeds" shall mean the proceeds received by the Partnership attributable to a Capital Transaction.

          (g) "Class A Preferred Return" shall mean a cumulative (noncompounded) return equal to ten and 142/1000 percent (10.142%) per annum, based on the Invested Class A Capital of the Class A Limited Partner, commencing on the Effective Date.

          (h) "Class B Preferred Return" shall mean a cumulative (noncompounded) return equal to eight percent (8%) per annum, based on the Invested Class B Capital of the Class B Limited Partner, commencing on the Effective Date.

          (i) "Code" shall mean the United States Internal Revenue Code of 1986,
     as  amended,   and  the   Regulations   promulgated   thereunder   and  any
     corresponding provisions of subsequent law.

          (j) "Depreciation" means, for each year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          (k) "EPT" shall mean Entertainment Properties Trust, a Maryland real estate investment trust.

          (1) "EPT Net Book Value Per Share" shall mean the [net book value per Share], as disclosed on EPT's Form 10-Q or Form 10-K most recently filed prior to the date of determination thereof with the Securities and Exchange Commission.

          (m) "EPT Trading Price" shall mean the average closing price of the Shares for the thirty trading days immediately prior to the Exercise Notice; provided, however, if and to the extent the Exercise Notice is given with respect to Subject Shares within six (6) months after the expiration of the applicable Blackout Period, then "EPT Trading Price" shall mean the average closing price of the Shares for the thirty trading days immediately prior to the nullified Exercise Notice. "Subject Shares" shall mean Shares issuable pursuant to Section 9.5 of this Agreement for which an Exercise Notice had been previously nullified pursuant to Section
     9.5 due to a Blackout Period.

          (n) "Excess Capital Amount" means (a) for the Class A Limited Partner, the amount by which such Partner's Capital Account exceeds the Total Class A Preference Amount, (b) for the Class B Limited Partner, the amount by which such Partner's Capital Account exceeds the Total Class B Preference Amount, and (c) for the General Partner, the positive balance in such Partner's Capital Account.

          (o)  "Family   Members"   shall  mean   spouse,   parents,   children,
     grandchildren and siblings.

          (p) "First Class A Preference Amount" is defined in Section 6.1(a).

          (q) "First Class B Preference Amount" is defined in Section 6.1(b).

          (r)  "GACC"  means  German  American  Capital  Corporation,   and  its
     successors or assigns. "

          (s) GACC Loan Agreement" means that certain Loan and Security Agreement, dated as of April 12, 2002, between the Partnership and GACC, as lender.

          (t) "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner, provided that the initial Gross Asset Values of the assets owned by the Partnership immediately after the Effective Date shall be as set forth on Schedule A.

               (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the General Partner as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), PROVIDED that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership; and

               (iii) The Gross Asset Value of any item of Partnership assets distributed to any Partner shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the General Partner; and

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
          Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Net Income" and "Net Losses" or Section 6.6(g) hereof, provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
          (iv).

               If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Losses.

          (u) "Initial Capital Account" shall mean, for each Partnership Interest, the amount set forth therefore in Schedule A, which shall be the Capital Account for such Partnership Interest as of the Effective Date.

          (v) "Invested Class A Capital" shall mean with respect to the Class A Limited Partner, the Initial Capital Account of such Partner, reduced by any distributions previously made to such Partner pursuant to Section 5.2(d). If at any time during the term of the Partnership, the "Invested Class A Capital" of the Partner shall have been reduced to zero, "Invested Class A Capital" thereafter shall be calculated with respect to such Partner only by considering such Partner's subsequent Capital Contributions and subsequent distributions pursuant to Section 5.2(d).

          (w) "Invested Class B Capital" shall mean with respect to the Class B Limited Partner, the Initial Capital Account of such Partner, reduced by any distributions previously made to such Partner pursuant to Section 5.2(e). If at any time during the term of the Partnership, the "Invested Class B Capital" of the Partner shall have been reduced to zero, "Invested Class B Capital" thereafter shall be calculated with respect to such Partner only by considering such Partner's subsequent Capital Contributions and subsequent distributions pursuant to Section 5.2(e).

          (x) "Minority Interest Loan" shall mean any loan made by EPT to the Class B Limited Partner pursuant to the Loan Agreement, by and between EPT and the Class B Limited Partner, dated as of the Effective Date.

          (y) "Net Cash Flow" shall mean the available cash of the Partnership (including proceeds of Class A Loans and Class B Loans) after debt service plus the net reduction in the amount of any reserves or escrows minus (i) the amount of cash set aside for reserves; and (ii) any other cash expenditures or escrows which were not funded by borrowings or capital contributions. Net Cash Flow shall not include Sales Proceeds, Capital Transaction Proceeds or Refinancing Proceeds.

          (z) "Net Income" and "Net Losses" mean, for each year, an amount equal to the Partnership's taxable income or loss for such year, determined accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
     Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition of "Net Income" and "Net Losses" shall be added to such taxable income or loss;

               (ii)  Any  expenditures  of the  Partnership  described  in  Code
          Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition of "Net Income" and "Net Losses" shall be subtracted from such taxable income or loss:

               (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses;

               (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such year, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses; and

               (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.6 or Section
          6.7 hereof shall not be taken into account in computing Net Income or Net Losses.

               The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated piirs,,a,,t to Sections
          6.6 and 6.7 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

          (aa) "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          (bb) "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          (cc) "Operating Percentage Interests" shall mean:

               (i) prior to the Refinancing Date, 1% for the General Partner, 49% for the Class A Limited Parffi~er and 50% for the Class B Limited Partner;

               (ii) after the Refinancing Date, and until the Trigger Level has been reached for the Partnership's fiscal year which includes the period for which the distribution is made, 1% for the General Partner, 84% for the Class A Limited Partner and 15% for the Class B Limited Partner; and (iii) after the Refinancing Date, and after the Trigger Level has been reached for the applicable fiscal year, 1 % for the General Partner, 59% for the Class A Limited Partner and 40% for the Class B Limited Partner.

          (dd) "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

          (ee) "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          (ff) "Partner Nonrecourse Deductions" has the same meaning as the term
     "partner   nonrecourse    deductions"   in   Sections   1.704-2(i)(1)   and
     1.704-2(i)(2) of the Regulations.

          (gg) "Partnership Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          (hh) "Person" shall mean any individual, general partnership, limited partnership, corporation, joint ventures, trust, business trust, cooperative or association and the heirs, executors, administrators, successors and assigns thereof, where the context so admits.

          (ii) "Project NOI" shall mean the net operating income of the Partnership for the last twelve full calendar months prior to the date of determination, determined in accordance with generally accepted accounting principles.

          (jj) "Refinancing" shall mean a refinancing, recasting, modification, alteration or any other event relating to the Property resulting in a principal balance owed by the Partnership in excess of $66,000,000.00.

          (kk) "Refinancing Date" shall mean the first date in which all of the existing debt owed to GACC pursuant to the GACC Loan Agreement is converted to a fixed rate loan.

          (11) "Refinancing Proceeds" shall mean the proceeds received by the Partnership attributable to a Refinancing.

          (mm)  "Regulations"  means  the  income  tax  regulations,   including
     temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

          (nn) "Regulatory Allocations" has the meaning set forth in Section 6.7 hereof.

          (oo) "Residual Percentage Interest" shall mean 1.0% for the General Partner, 70.4% for the Class A Limited Partner and 28.6% for the Class B Limited Partner.

          (pp) "Sale" shall mean a sale of all or substantially all of the Property.

          (qq)  "Sale  Proceeds"  shall  mean  the  proceeds   received  by  the
     Partnership attributable to a Sale.

          (rr) "Shares" shall mean shares of Common Stock of EPT.

          (ss) "Total Class A Preference Amount" is defined in Section 6.1(c).

          (tt) "Total Class B Preference Amount" is defined in Section 6.1(d).

          (uu) "Trigger Date" is defined in Section 6.1(e).

          (vv) "Undistributed Class A CAPEX Deduction" means an amount equal to the aggregate of all Class .A CAPEX Deductions actually resulting in a reduction of undistributed Class A Preferred Return pursuant to Section 5.1(a), less all prior distributions made to the Class A Partner pursuant to Section 5.1(c)(i).

          (ww) "Undistributed Class B CAPEX Deduction" means an amount equal to the aggregate of all Class B CAPEX Deductions actually resulting in a reduction of Undistributed Class A Preferred Return pursuant to Section 5.1(b), less all prior distributions made to the Class B Partner pursuant to Section 5.1(c)(ii).

          (xx) "Undistributed Class A Preferred Return" means an amount equal to the Class A Preferred Return accrued for all periods to the date the Undistributed Class A Preferred Return is being determined, less all Class A CAPEX Deductions and all prior distributions made to the Class A Limited Partner pursuant to Sections 5.1(a) and 5.2(b), provided that the deduction for distributions made under Sections 5.1(a) and 5.2(b) shall not result in the Undistributed Class A Preferred Return for any quarter during such period being less than zero.

          (yy) "Undistributed Class B Preferred Return" means an amount equal to the Class B Preferred Return accrued for all periods to the date the Undistributed Class B Preferred Return is being determined, less all Class B CAPEX Deductions and all prior distributions made to the Class B Limited Partner pursuant to Sections 5.1(b) and 5.2(c), provided that the deduction for distributions made under Sections 5.1(b) and 5.2(c) shall not result in the Undistributed Class B Preferred Return for any quarter during such period being less than zero.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        GENERAL PARTNER AND CLASS A LIMITED
                                        PARTNER

                                        EPT NEW ROC, LLC



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        CLASS B LIMITED PARTNER

                                        LC NEW ROC LP, LLC



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

The Obligations under Section 9.5
Agreed and Accepted by:

ENTERTAINMENT PROPERTIES TRUST



By:
   -------------------------------
   Name:
   Title:


The Provisions of Section 3.1 are
Agreed and Accepted by:

LC NEW ROC, INC.



By:
   --------------------------------
   Name:
   Title:

                                   SCHEDULE A

                                LIST OF PARTNERS

 GENERAL                                                 INITIAL CAPITAL
 PARTNER                                                    ACCOUNT

 EPT New Roc, Inc.                                          $350,000
 30 Pershing Road, Suite 201
 Kansas City, MO 64108
 Attn: David Brain


 CLASS A
 LIMITED PARTNER

 EPT New Roc, Inc.                                        $24,650,000
 30 Pershing Road, Suite 201
 Kansas City, MO 64108
 Attn: David Brain


 CLASS B
 LIMITED PARTNER

 LC New Roc LP, LLC                                       $10,000,000
 115 Stevens Avenue
 Valhalla, NY 10595
 Attn: Louis Cappelli

         TOTAL                                            $35,000,000

                                   SCHEDULE B

                          DESCRIPTION OF THE PROPERTY

[To be completed]

                                   SCHEDULE C

                        SINGLE PURPOSE ENTITY PROVISIONS

A.   PURPOSE.

     Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

     1.   To acquire the Property.

     2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

     3. To exercise all powers enumerated in the Uniform Limited Partnership Act of New York necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B.   CERTAIN PROHIBITED ACTIVITIES.

     Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Partnership shall not incur, assume or guaranty any other indebtedness, except for the currently existing second mortgage to Empire State Development Corporation securing a loan in the amount of $4,000,000 or the GACC Loan (the "Permitted Debt"). The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article B and in Article D, and
(c) shall expressly assume the due and punctual performance of the Partnership's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this partnership and be continuing. For so long as a mortgage lien exists on the Property, the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the Property, (i) no amendment to this Partnership Agreement maybe made and (ii) the Partnership shall not dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.


C.   INDEMNIFICATION.

     Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.

D.   SEPARATENESS COVENANTS.

     Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this Partnership Agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

     l. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliate and shall allocate fairly and reasonably any overhead for shared office space.

     2. It shall maintain separate partnership records and books of account from those of any affiliate.

     3.   It shall not commingle assets with those of any affiliate.

     4.   It shall conduct its own business in its own name.

     5.   It shall observe all partnership formalities.

     6.   It shall maintain financial statements separate from any affiliate.

     7. It shall pay any liabilities out of its own funds, including salaries of any employee, not funds of any affiliate.

     8.   It shall maintain an arm's length relationship with any affiliate.

     9. It shall maintain adequate capital in light of its contemplated business operations.

     10. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

     11. It shall not acquire obligations or securities of its partners, members or shareholders.

     12. It shall use stationery, invoices and checks separate from any affiliate.

     13. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

     14.  It shall hold itself out as any entity separate from any affiliate.

     15. It shall correct any known misunderstanding regarding its separate identity.

     16. At all times have all of its general partners be special purpose corporate entities with at lease two (2) Independent Directors.

     For purposes of this Article D, the following terms shall have the following meaning:

          "affiliate" means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", and "controlled" have meanings correlative to the foregoing.

          "Independent Director" shall man an individual who shall not have been at the time of such individual's appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Partnership or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Partnership or managing member of the Partnership or any of their respective partners, members, shareholders, subsidiaries or affiliates,
     (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Partnership or of the managing member of the Partnership. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

E.   DISSOLUTION.

     Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the bankruptcy of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.

     Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern:

Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the Property.